Exhibit 99.1

PJT Partners Inc. Reports Full Year and Fourth Quarter 2016 Results

Highlights

•	Full year Total Revenues of $499 million, up 23% year-over-year
•	Full year GAAP Pretax Income of $15 million and Adjusted Pretax Income of $93 million
•	Fourth quarter Total Revenues of $173 million, up 67% year-over-year
•	Strong balance sheet at year-end with $152 million of cash and cash equivalents and no funded debt
•	Intend to repurchase approximately 362,000 Partnership Units for cash
•	Appointed James Costos to the Company’s Board of Directors

New York, February 9, 2017: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues for the year ended December 31, 2016 of $499.4 million compared with $405.9 million for the year ended December 31, 2015. GAAP Pretax Income was $14.5 million for the year ended December 31, 2016 compared with GAAP Pretax Loss of $5.9 million for the year ended December 31, 2015. Adjusted Pretax Income was $93.3 million for the year ended December 31, 2016 compared with $41.9 million for the year ended December 31, 2015.

Total Revenues for the three months ended December 31, 2016 were $173.5 million compared with $103.8 million for the three months ended December 31, 2015. GAAP Pretax Income was $24.0 million for the three months ended December 31, 2016 compared with GAAP Pretax Loss of $28.7 million for the three months ended December 31, 2015. Adjusted Pretax Income was $42.9 million for the three months ended December 31, 2016 compared with Adjusted Pretax Loss of $10.7 million for the three months ended December 31, 2015.

“We are proud of all that we have accomplished in our first full year as an independent publicly traded company,” said Paul J. Taubman, Chairman and Chief Executive Officer. “The true earnings power of PJT Partners came into sharper focus with strong financial performance across all dimensions in 2016. As we reflect back on the year, we are pleased with the significant progress we have made as we begin to unlock the full potential of our three businesses. We continue to invest in our company by attracting truly differentiated best-in-class talent to our platform and continue to benefit from the power of integrating and leveraging these highly complementary capabilities to better serve our clients.”

The Company’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advises as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

The financial information and results presented below for the periods prior to October 1, 2015 reflect the historical results of operations of the strategic advisory services, restructuring and reorganization advisory services and Park Hill Group businesses of The Blackstone Group L.P. (“Blackstone”) prior to the formation of PJT Partners. The financial information for those periods discussed below and included in this earnings release may not necessarily reflect what our financial condition, results of operations or cash flows would have been had we been a stand-alone company during such periods or what our financial condition, results of operations and cash flows may be in the future.

Revenues

The following table presents revenues for the three months and year ended December 31, 2016 and 2015 (dollars in thousands; unaudited):

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Advisory	$136,250	$64,543	111%	$377,610	$286,014	32%
Placement	36,038	37,959	-5%	114,968	114,058	1%
Interest Income and Other	1,208	1,320	-8%	6,852	5,866	17%
Total Revenues	$173,496	$103,822	67%	$499,430	$405,938	23%

For the year ended December 31, 2016, Total Revenues were $499.4 million compared with $405.9 million for the year ended December 31, 2015, an increase of 23%. Advisory Revenues were $377.6 million for the year ended December 31, 2016 compared with $286.0 million for the year ended December 31, 2015, an increase of 32%. The increase in Advisory Revenues was driven by an overall increase in the number of clients and size of fees during the year ended December 31, 2016, primarily within the restructuring and special situations business. Placement Revenues were $115.0 million for the year ended December 31, 2016, approximately flat compared with $114.1 million for the year ended December 31, 2015.

For the three months ended December 31, 2016, Total Revenues were $173.5 million compared with $103.8 million for the three months ended December 31, 2015, an increase of 67%, primarily due to an increase in Advisory Revenues. Advisory Revenues were $136.3 million for the three months ended December 31, 2016 compared with $64.5 million for the three months ended December 31, 2015, an increase of 111%. The increase in Advisory Revenues was driven by an overall increase in the number of clients and size of fees during the three months ended December 31, 2016 in our strategic advisory and restructuring and special situations businesses.

Expenses

The following tables set forth information relating to the Company’s expenses (dollars in thousands; unaudited):

	Year Ended December 31,
	2016		2015
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$381,000	$315,151	$315,195	$278,271
% of Revenues	76.3%	63.1%	77.6%	68.6%
Non-Compensation	$103,930	$90,964	$96,679	$85,740
% of Revenues	20.8%	18.2%	23.8%	21.1%
Total Expenses	$484,930	$406,115	$411,874	$364,011
% of Revenues	97.1%	81.3%	101.5%	89.7%
Pretax Income (Loss)	$14,500	$93,315	$(5,936)	$41,927
% of Revenues	2.9%	18.7%	N/M	10.3%

__________________________

N/M	Not meaningful.
(a)	See Appendix for reconciliations of GAAP to Non-GAAP Financial Data.

	Three Months Ended December 31,
	2016		2015
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$125,024	$107,484	$108,375	$93,416
% of Revenues	72.1%	62.0%	104.4%	90.0%
Non-Compensation	$24,490	$23,084	$24,116	$21,125
% of Revenues	14.1%	13.3%	23.2%	20.3%
Total Expenses	$149,514	$130,568	$132,491	$114,541
% of Revenues	86.2%	75.3%	127.6%	110.3%
Pretax Income (Loss)	$23,982	$42,928	$(28,669)	$(10,719)
% of Revenues	13.8%	24.7%	N/M	N/M

__________________________

N/M	Not meaningful.
(a)	See Appendix for reconciliations of GAAP to Non-GAAP Financial Data.

Compensation and Benefits Expense

Year Ended December 31, 2016 vs. 2015

GAAP Compensation and Benefits Expense was $381.0 million for the year ended December 31, 2016 compared with $315.2 million for the year ended December 31, 2015. Adjusted Compensation and Benefits Expense was $315.2 million for the year ended December 31, 2016 compared with $278.3 million for the year ended December 31, 2015. The increase in GAAP Compensation and Benefits Expense was primarily due to a full year of amortization of equity compensation related to our spin-off from Blackstone on October 1, 2015 (the “spin-off”), as well as an increase in headcount and improved business performance.

Three Months Ended December 31, 2016 vs. 2015

GAAP Compensation and Benefits Expense was $125.0 million for the three months ended December 31, 2016 compared with $108.4 million for the three months ended December 31, 2015. Adjusted Compensation and Benefits Expense was $107.5 million for the three months ended December 31, 2016 compared with $93.4 million for the three months ended December 31, 2015. The increase in GAAP Compensation and Benefits Expense was primarily due to increases in amortization of equity compensation related to the spin-off and increased headcount, as well as improved business performance.

Non-Compensation Expense

Year Ended December 31, 2016 vs. 2015

GAAP Non-Compensation Expense was $103.9 million for the year ended December 31, 2016 compared with $96.7 million for the year ended December 31, 2015. Adjusted Non-Compensation Expense was $91.0 million for the year ended December 31, 2016 compared with $85.7 million for the year ended December 31, 2015.

The increase in Non-Compensation Expense was primarily due to an increase in other expenses consisting of the previously disclosed $3.3 million charge (including an offset for insurance recovery) recorded in the first quarter of 2016, certain spin-off-related payables due to Blackstone, an increase in bad debt expense and increased costs associated with the Company’s operation as a stand-alone public company since October 1, 2015. These increases were partially offset by a decrease in occupancy and related expense reflecting 2015 rent expense for both current and previous office locations during the period of transition.

Three Months Ended December 31, 2016 vs. 2015

GAAP Non-Compensation Expense was $24.5 million for the three months ended December 31, 2016 compared with $24.1 million for the three months ended December 31, 2015. Adjusted Non-Compensation Expense was $23.1 million for the three months ended December 31, 2016 compared with $21.1 million for the three months ended December 31, 2015.

Non-Compensation Expense increased slightly during the three months ended December 31, 2016 compared with the three months ended December 31, 2015. The increase in other expenses was primarily due to the recording of bad debt expense of $1.7 million in the fourth quarter of 2016 compared with recording the recovery of bad debt of $1.5 million in the fourth quarter of 2015.

Provision for Taxes

Prior to October 1, 2015, the Company’s operations were included in Blackstone subsidiaries’ U.S. federal, state and foreign tax returns. As a stand-alone entity, the Company’s deferred taxes and effective tax rate differ from those in historical periods.

As of December 31, 2016, PJT Partners Inc. owned 53.4% of PJT Partners Holdings LP and was subject to corporate U.S. federal and state income tax. PJT Partners Holdings LP continues to be subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Refer to Note 3. “Reorganization and Spin-off” in the “Notes to Consolidated and Combined Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for further information about the corporate ownership structure.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into Class A common stock, subjecting all of the Company’s income to corporate-level tax. This presentation is provided for periods beginning in 2016.

The effective tax rates for Adjusted Net Income, If-Converted for the three months and year ended December 31, 2016 were 38.0% and 38.3%, respectively, and include the tax impacts of the adjustments for transaction-related equity-based compensation expense, amortization expense and spin-off-related payables due to Blackstone along with the associated tax deductions.

Capital Management and Balance Sheet

As of December 31, 2016, the Company held cash and cash equivalents of $152.4 million and there was no funded debt.

Beginning in the third quarter of 2016 and each subsequent quarter, Partnership Units presented to the Company for exchange may be repurchased for cash or, at the Company’s election, for shares of the Company’s Class A common stock on a one-for-one basis. With respect to the third quarter exchange, the Company settled 594,072 Partnership Units for cash in the amount of $16.1 million. During the fourth quarter, the Company was presented with 361,588 Partnership Units to be exchanged. The Company has determined that it will also settle this exchange using cash on hand. The price per Partnership Unit to be paid by the Company will be determined by the volume-weighted average price of a share of the Company’s Class A common stock on February 13, 2017.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on March 23, 2017 to Class A common stockholders of record on March 9, 2017.

Board of Directors

The Company previously announced the appointment of James Costos to its Board of Directors on February 7, 2017. The Company’s Board of Directors is now comprised of six members.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 9, 2017 at 8:30 a.m. ET to discuss full year and fourth quarter 2016 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 419-5570 (U.S. domestic) or +1 (617) 896‑9871 (international), passcode 211 742 78#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 393 343 34#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a balanced portfolio of advisory services designed to help our clients realize major corporate milestones and solve complex issues. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the information concerning our results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the United States Securities and Exchange Commission (“SEC”) on February 29, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income (Loss); Adjusted Net Income (Loss); Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related equity-based compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off; (b) severance incurred in connection with the spin-off (for periods through the third quarter of 2015); (c) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP; and (d) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

In the interest of limiting the adjustments to GAAP results reflected in Adjusted Net Income (Loss) to only the most significant items, the Company amended its definition of Adjusted Net Income (Loss) in the third quarter of 2015 to no longer exclude certain transaction-related non-compensation expenses associated with the spin-off. Adjusted Net Income (Loss) amounts presented for prior periods have been conformed to this presentation.

Additionally, in the second quarter of 2016, the Company amended its definition of tax expense used to compute Adjusted Net Income (Loss) to reflect the manner in which taxes are computed under GAAP. Adjusted Taxes previously represented the total GAAP tax provision adjusted to include only current income taxes. Adjusted Taxes presented for prior periods in this earnings release have been conformed to this presentation.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income (Loss), the Company is presenting Adjusted Net Income, If-Converted, for periods beginning in 2016. This measure illustrates the impact on adjusted earnings if all partnership units in PJT Partners Holdings LP (excluding the unvested partnership units that have yet to satisfy certain market conditions) were to be exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax on the basis of the method 2016 taxes are calculated.

Investor Relations Contact

Sharon Pearson

PJT Partners Inc.

Tel: +1 (212) 364-7120

pearson@pjtpartners.com

Media Contact

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449

Appendix

GAAP Consolidated and Combined Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

PJT Partners Inc.

GAAP Consolidated and Combined Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Advisory	$136,250	$64,543	$377,610	$286,014
Placement	36,038	37,959	114,968	114,058
Interest Income and Other	1,208	1,320	6,852	5,866
Total Revenues	173,496	103,822	499,430	405,938
Expenses
Compensation and Benefits	125,024	108,375	381,000	315,195
Occupancy and Related	6,294	8,099	25,815	32,682
Travel and Related	2,725	3,694	11,480	14,082
Professional Fees	4,755	5,534	18,925	19,814
Communications and Information Services	2,205	1,631	8,875	7,622
Depreciation and Amortization	2,096	4,027	14,026	14,872
Other Expenses	6,415	1,131	24,809	7,607
Total Expenses	149,514	132,491	484,930	411,874
Income (Loss) Before Provision (Benefit) for Taxes	23,982	(28,669)	14,500	(5,936)
Provision (Benefit) for Taxes	5,253	(3,734)	9,392	239
Net Income (Loss)	18,729	(24,935)	5,108	(6,175)
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests	11,984	(13,751)	8,142	(13,751)
Net Income (Loss) Attributable to PJT Partners Inc.	$6,745	$(11,184)	$(3,034)	$7,576
Net Income (Loss) Per Share of Class A Common Stock — Basic and Diluted	$0.35	$(0.61)	$(0.17)
Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,324,043	18,258,174	18,292,717

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Net Income (Loss)	$18,729	$(24,935)	$5,108	$(6,175)
Less: GAAP Provision (Benefit) for Taxes	5,253	(3,734)	9,392	239
GAAP Pretax Income (Loss)	23,982	(28,669)	14,500	(5,936)

Adjustments to GAAP Pretax Income (Loss)
Transaction-Related Compensation Expense (a)	17,540	14,959	65,849	36,924
Amortization of Intangible Assets (b)	666	2,991	8,870	10,939
Spin-Off-Related Payable Due to Blackstone (c)	740	—	4,096	—
Adjusted Pretax Income (Loss)	42,928	(10,719)	93,315	41,927
Adjusted Taxes (d)	7,881	(1,658)	19,258	1,719
Adjusted Net Income (Loss)	35,047	$(9,061)	74,057	$40,208

If-Converted Adjustments
Less: Adjusted Taxes (d)	(7,881)		(19,258)
Add: If-Converted Taxes (e)	16,301		35,777
Adjusted Net Income, If-Converted (f)	$26,627		$57,538

GAAP Net Income (Loss) Per Share of Class A Common Stock — Basic and Diluted	$0.35		$(0.17)
GAAP Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,324,043		18,292,717
Adjusted Net Income, If-Converted Per Share (f)	$0.70		$1.55
Weighted-Average Shares Outstanding, If-Converted (f)	37,783,502		37,182,657

__________________________

(a)

An adjustment has been made for equity-based compensation charges associated with the vesting during the periods presented of awards granted in connection with the Blackstone IPO in 2007 and severance incurred in connection with the spin-off (for periods through the third quarter of 2015). Additionally, for periods after October 1, 2015, the transaction-related equity-based compensation adjustment includes expense for Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off.

(b)

This adjustment adds back to GAAP Pretax Income (Loss) amounts for the amortization of intangible assets which are associated with Blackstone’s IPO and amortization related to intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015.

(c)

This adjustment, which has been recorded in Other Expenses in the Consolidated and Combined Statements of Operations, adds back the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation related tax deductions.

(d)	Represents taxes on Adjusted Pretax Income (Loss), considering both current and deferred income tax effects for the current ownership structure.
(e)

Represents taxes on adjusted earnings if all partnership units in PJT Partners Holdings LP (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects, excluding the impact of return to provision adjustments.

(f)	Presented for periods beginning in 2016.

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Compensation and Benefits Expense	$125,024	$108,375	$381,000	$315,195
Transaction-Related Compensation Expense (a)	(17,540)	(14,959)	(65,849)	(36,924)
Adjusted Compensation and Benefits Expense	$107,484	$93,416	$315,151	$278,271

Non-Compensation Expenses
Occupancy and Related	$6,294	$8,099	$25,815	$32,682
Travel and Related	2,725	3,694	11,480	14,082
Professional Fees	4,755	5,534	18,925	19,814
Communications and Information Services	2,205	1,631	8,875	7,622
Depreciation and Amortization	2,096	4,027	14,026	14,872
Other Expenses	6,415	1,131	24,809	7,607
GAAP Non-Compensation Expense	24,490	24,116	103,930	96,679
Amortization of Intangible Assets (b)	(666)	(2,991)	(8,870)	(10,939)
Spin-Off-Related Payable Due to Blackstone (c)	(740)	—	(4,096)	—
Adjusted Non-Compensation Expense	$23,084	$21,125	$90,964	$85,740

__________________________

(a)	See footnote (a) on page 9.
(b)	See footnote (b) on page 9.
(c)	See footnote (c) on page 9.

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended December 31, 2016 and 2015, and the year ended December 31, 2016 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of Class A common stock:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	18,003,272	17,966,456	17,981,017
Vested, Undelivered RSUs	320,771	291,718	311,700
Basic and Diluted Shares Outstanding, GAAP	18,324,043	18,258,174	18,292,717

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	18,003,272	17,966,456	17,981,017
Vested, Undelivered RSUs	320,771	291,718	311,700
Conversion of Unvested Common RSUs (a)	2,877,482	623,316	2,087,696
Conversion of Participating RSUs	683,801	511,139	733,287
Conversion of Partnership Units (b)	15,898,176	16,005,122	16,068,957
If-Converted Shares Outstanding (c)	37,783,502	35,397,751	37,182,657

__________________________

(a)	Represents number of dilutive shares calculated under the treasury method for the unvested, non-participating RSUs that have a remaining service requirement.
(b)	Excluded from If-Converted Shares Outstanding are 6.5 million unvested partnership units in PJT Partners Holdings LP that have yet to satisfy certain market conditions.
(c)

Assuming all Partnership Units and unvested participating RSUs were converted to shares of Class A common stock, there would be 39.5 million shares outstanding as of December 31, 2016 and 39.3 million shares outstanding as of December 31, 2015.